Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the following Registration Statements of Fifth Third Bancorp of our report dated February 4, 2004, (which report expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Financial Accounting Standards Board Interpretation No. 46, “Consolidation of Variable Interest Entities” and Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”) incorporated by reference in this Annual Report on Form 10-K of Fifth Third Bancorp for the year ended December 31, 2003:

Form S-8	Form S-3
No. 33-34075	No. 33-54134
No. 33-13252	No. 333-42379
No. 33-60474	No. 333-80919
No. 33-55223	No. 333-56450
No. 33-55553	No. 33-34798
No. 333-58249	No. 333-53826
No. 333-48049	No. 333-41164
No. 33-61149	No. 333-86360
No. 333-77293
No. 333-84955
No. 333-47428
No. 333-53434
No. 333-52188
No. 333-84911
No. 333-52182
No. 333-58618
No. 333-63518
No. 333-72910
No. 333-108996

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

February 26, 2004